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                                                                EXHIBIT 99(j)(1)



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-111986 on Form N-1A of our reports dated November 21, 2006 relating to the financial statements and financial highlights of Tamarack Funds Trust, including Large Cap Growth Fund, Mid Cap Growth Fund, Small Cap Growth Fund, Enterprise Fund, Enterprise Small Cap Fund, Value Fund, Microcap Value Fund, Government Income Fund, Quality Fixed Income Fund, Tax-Free Income Fund, Prime Money Market Fund, U.S. Government Money Market Fund, Tax-Free Money Market Fund, Institutional Prime Money Market Fund, Institutional Tax-Free Money Market Fund, and Treasury Plus Money Market appearing in the Annual Reports on Form N-CSR of Tamarack Funds Trust for the period ended September 30, 2006, and to the references to us under the headings "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in each Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Chicago, Illinois
January 26, 2007